Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10017 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

May 16, 2017

ITUS Corporation
12100 Wilshire Boulevard, Suite 1275

Los Angeles, CA 90025

Re:

Registration Statement on Form S-3 (333-206782)

Ladies and Gentlemen:

We have acted as counsel to ITUS Corporation, a Delaware corporation (the “Company”), in connection with the above-referenced registration statement, as amended (the “Registration Statement”), the base prospectus dated September 14, 2015 (the “Base Prospectus”), the preliminary prospectus supplement dated May 11, 2017 (the “Preliminary Prospectus”) and the prospectus supplement dated May 15, 2017 (collectively with the Base Prospectus and the Preliminary Prospectus, the “Prospectus”), relating to the offering by the Company of up to 3,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Shares are covered by the Registration Statement and we understand that the Shares are to be offered and sold in the manner described in the Prospectus.  This opinion is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

For purposes of this opinion, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below.  In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for as described in the Prospectus, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act of 1933, as amended, and no opinions may be inferred or implied beyond the matters expressly stated herein.  The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Company’s Current Report on Form 8-K, dated May 16, 2017, which is incorporated by reference in the Prospectus. We also consent to the reference of our firm under the caption “Experts” in the Prospectus and in each case in any amendment or supplement thereto.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Prospectus within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the related rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

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